Exhibit 99.1

Investor Contact:

JD Alexander

Chief Executive Officer and President

239-226-2000

Alico, Inc. Announces Fiscal Year 2012 Second Quarter Dividend and Election of Directors

Per share dividend of four cents to be paid on April 16, 2012

Fort Myers, FL, February 21, 2012 — Alico, Inc. (NASDAQ: ALCO) (the “Company), a land management company primarily engaged in a variety of agribusiness pursuits, announced that its Board of Directors, at a meeting held on February 17, 2012, declared a second quarter cash dividend in the amount of $0.04 per share on its outstanding common stock. The dividend is to be paid to shareholders of record as of March 30, 2012, with the payment expected on April 16, 2012.

The Company also announced at its Annual Meeting of Shareholders held on Friday, February 17, 2012, the shareholders of the Company elected John R. Alexander, JD Alexander, Robert E. Lee Caswell, Thomas H. McAuley, Charles L. Palmer, Ramon A. Rodriguez, John D. Rood, Robert J. Viguet, Jr. and Gordon Walker Ph.D. to serve as the Company’s Board of Directors.

There was no change to the Chairman and Vice-Chairman appointments, Messrs. John R. Alexander and JD Alexander, respectively, will continue to serve in these positions. At its Board Meeting following the Annual Meeting, the Board of Directors made the following committee appointments:

Audit Committee:

Chairperson and Financial Expert: Ramon A. Rodriguez, CPA

Charles L. Palmer

John D. Rood

Robert J. Viguet, Jr.

Compensation Committee:

Chairperson: Robert J. Viguet, Jr.

Thomas H. McAuley

Charles L. Palmer

Gordon Walker, Ph.D.

Nominating and Corporate Governance:

Chairperson: Gordon Walker, Ph.D.

Charles L. Palmer

John D. Rood

Special Litigation Committee:

Chairperson: Charles L. Palmer

Thomas H. McAuley

John D. Rood

Ramon A. Rodriguez

The Board of Directors also elected the following officers:

President and Chief Executive Officer:	JD Alexander

Executive Vice-President and Chief Operating Officer:	Ken Smith, Ph.D.

Senior Vice-President, Chief Financial Officer and Assistant Secretary:	W. Mark Humphrey

Chief Accounting Officer and Controller:	Jerald R. Koesters

Treasurer:	Steven C. Lewis

Corporate Secretary:	A. Denise Plair

An audio replay of the shareholders meeting will be available through March 6, 2012, on the Company’s website at www.alicoinc.com.

About Alico, Inc.

The Company, headquartered in Fort Myers, FL, is a land management company operating in Central and Southwest Florida. Alico owns approximately 139,600 acres of land located in Collier, Glades, Hendry, Lee and Polk counties, FL. Alico actively operates citrus, sugarcane, cattle and other agricultural businesses and real estate activities. The Company’s mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders. For more about Alico, Inc. visit www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico under takes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.